EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                     Year Ended                               Quarter Ended
                                                                     December 31                                March 31
                                                     1992        1993        1994        1995             1995             1996
                                                  -----------------------------------------------    -------------------------------
                                                                                  (In thousands, except ratios)
Pretax income (loss) from continuing operations     $ (23)       $(894)    $33,581     $107,826         $14,667          $16,969
Interest                                                -          112       2,388        6,579           1,430            2,403
Interest portion of rental expense                      -           45       1,575        4,172             741            1,626
                                                  -----------------------------------------------    -------------------------------
     Earnings                                       $ (23)       $(737)    $37,544     $118,577         $16,838          $20,998
                                                  ===============================================    ===============================

Interest                                            $   -        $ 112     $ 2,388     $  6,579         $ 1,430          $ 2,403
Interest portion of rental expense                      -           45       1,575        4,172             741            1,626
                                                  -----------------------------------------------    -------------------------------
     Fixed Charges                                  $   -        $ 157     $ 3,963     $ 10,751         $ 2,171          $ 4,029
                                                  ===============================================    ===============================
     Ratio of Earnings to Fixed Charges                 -/(1)/       -/(1)/    9.5x        11.0x            7.8x             5.2x
                                                  ===============================================    ===============================
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(1)  For the years ended December 31, 1992 and 1993, the Company's earnings were insufficient to cover fixed charges by $23,000 and $894,000, respectively.

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